Exhibit 99.2

CPI Card Group Inc. Reports First Quarter 2025 Results

Date: May 7, 2025

Net Sales Increased 10%; Net Income Decreased 12%; Adjusted EBITDA Decreased 8%

Debit and Credit Net Sales Increased 10%; Prepaid Debit Net Sales Increased 10%

Net Sales and Adjusted EBITDA Outlook for 2025 Affirmed

CPI Announces Acquisition of Arroweye Solutions, Inc.

Littleton, CO. May 7, 2025 -- CPI Card Group Inc. (Nasdaq: PMTS) (“CPI” or the “Company”), a payments technology company providing a comprehensive range of payment cards and related digital solutions, today reported financial results for the first quarter ended March 31, 2025 and updated its financial outlook for 2025. The Company also announced the acquisition of Arroweye Solutions, Inc. (“Arroweye”), a leading provider of digitally-driven on-demand payment card solutions for the U.S. market.

CPI’s first quarter net sales increased 10% to $122.8 million and, as expected, net income decreased 12% to $4.8 million and Adjusted EBITDA decreased 8% to $21.2 million, compared to the prior year period. Sales growth was led by strong performance from contactless debit and credit cards, as well as ongoing growth from prepaid card solutions. Net income declined in the quarter as sales growth was offset by unfavorable sales mix, including comparisons with a very strong Prepaid margin in the first quarter of 2024, and higher interest expense.

“We are pleased with our first quarter sales performance, led by strong growth from our debit and credit card portfolio,” said John Lowe, President and Chief Executive Officer. “Our outlook remains intact, and we plan to continue to execute our strategies to gain share and diversify our business, as evidenced by our acquisition of Arroweye Solutions.”

Lowe continued, “Adding Arroweye’s zero-inventory, rapid turnaround payment card solutions to the CPI portfolio brings us additional capabilities, advanced technology, and increased capacity, and complements the existing offerings we currently provide to our extensive customer base.”

CPI affirmed its 2025 outlook of mid-to-high single-digit organic growth for both net sales and Adjusted EBITDA. The Company expects to gain share in its core markets in 2025 and plans to continue to invest in its market expansion strategy. The outlook assumes a stable U.S. economic environment and reflects the impact of known tariffs. The outlook does not include any contribution from the acquisition of Arroweye.

The Company believes long-term growth trends for the U.S. card market remain strong, led by consumer card growth, widespread adoption of eco-focused cards and the ongoing conversion to contactless cards. Based on figures released by the networks, Visa and Mastercard® U.S. debit and credit cards in circulation increased at a compound annual growth rate of 9% for the three-year period ending December 31, 2024.

2025 Business Highlights

●	On May 6, 2025, CPI acquired Arroweye Solutions, Inc., a leading provider of digitally-driven on-demand payment card solutions for the U.S. market. A press release providing details of the acquisition can be found on CPI’s investor relations website at https://investor.cpicardgroup.com.
●	CPI continues to be a leading provider of eco-focused payment card solutions in the U.S. market, with more than 350 million eco-focused debit, credit, and prepaid card or package solutions sold since launch. This includes more than 200 million eco-focused prepaid card solutions, consisting of either eco-focused cards or eco-focused packages, since certification in 2023.
●	CPI continues to be a leading provider of Software-as-a-Service-based instant issuance solutions in the U.S., with more than 16,000 Card@Once® installations across more than 2,000 financial institutions.
●	The Company continues to advance its market and product expansion strategies, including healthcare payment solutions, digital offerings such as push provisioning capabilities for mobile wallets and payment card fraud solutions, and closed-loop prepaid solutions.

First Quarter 2025 Financial Highlights

Net sales increased 10% year-over-year to $122.8 million in the first quarter of 2025.

●	Debit and Credit segment net sales increased 10% to $96.5 million, driven by increased sales of contactless cards, including eco-focused cards.
●	Prepaid Debit segment net sales increased 10% to $26.7 million, reflecting strong sales to existing customers, including sales of higher-value packaging solutions, and increased sales of healthcare payment solutions.

Gross profit decreased 2% to $40.7 million and gross profit margin of 33.2% decreased from 37.1% in the prior year first quarter, as benefits of operating leverage from sales growth were offset by impacts from sales mix and increased production costs.

Income from operations was flat at $14.1 million. Net income decreased 12% to $4.8 million, or $0.40 diluted earnings per share, primarily due to lower gross profit and increased interest expense, partially offset by decreased operating expenses. Adjusted EBITDA decreased 8% to $21.2 million, primarily due to lower gross profit.

Balance Sheet, Liquidity and Cash Flow

The Company generated cash from operating activities of $5.6 million in the first quarter, which compared to $8.9 million in the prior year period, and Free Cash Flow of $0.3 million, which compared to $7.4 million in the prior year. The decrease in cash generation compared to the prior year was primarily driven by higher capital expenditures, primarily related to the new Indiana secure card production facility, lower net income excluding non-cash items, and slightly increased working capital usage.

As of March 31, 2025, cash and cash equivalents was $31.5 million. There were $285 million of 10% Senior Secured Notes due 2029 and no borrowings from the ABL revolving credit facility outstanding at quarter-end.

“We are balancing investing for long-term growth with tightly managing spending in the current market environment,” said Jeff Hochstadt, Chief Financial Officer of CPI. “We have implemented cost savings and supply-chain actions to mitigate current known tariff risk and aid margins as the year progresses, and will continue to adapt as the environment evolves.”

The Company’s capital structure and allocation priorities are focused on investing in the business, including strategic acquisitions; deleveraging the balance sheet; and returning funds to stockholders.

Outlook for 2025

The Company affirmed its outlook for 2025 of mid-to-high single-digit organic growth for both net sales and Adjusted EBITDA. The outlook reflects a stable economic environment and the impact of currently announced tariffs. Results could be further impacted if the U.S. economy entered recessionary conditions or if additional significant tariffs are introduced. The Company has taken actions to reduce certain operating expenses in response to tariff and sales mix impacts.

The outlook does not include any expected contribution from the Arroweye acquisition which was announced today.

Conference Call and Webcast

CPI Card Group Inc. will hold a conference call on May 7, 2025 at 9:00 a.m. Eastern Time (ET) to review its first quarter results. To participate in the Company's conference call via telephone or online:

U.S. dial-in number (toll-free): 888-330-3573

International: 646-960-0677

Conference ID: 8062733

Webcast Link: CPI Card Group Q1 Webcast or at https://investor.cpicardgroup.com

Participants are advised to login for the webcast 10 minutes prior to the scheduled start time.

A replay of the conference call will be available until May 14, 2025 at:

U.S. and Canada (toll-free): 800-770-2030

International: 609-800-9909

Canada: 647-362-9199

Conference ID: 8062733

A webcast replay of the conference call will also be available on CPI Card Group Inc.’s Investor Relations website: https://investor.cpicardgroup.com

Non-GAAP Financial Measures

In addition to financial results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we have provided the following non-GAAP financial measures in this release, all reported on a continuing operations basis: EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, LTM Adjusted EBITDA and Net Leverage Ratio. These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis between fiscal periods and serve as a basis for certain Company compensation programs. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies. Investors are encouraged to review the reconciliation of these historical non-GAAP measures to their most directly comparable GAAP financial measures included in Exhibit E to this press release.

Adjusted EBITDA

Adjusted EBITDA is presented on a continuing operations basis and is defined as EBITDA (which represents earnings before interest, taxes, depreciation and amortization) adjusted for litigation; stock-based compensation expense; estimated sales tax expense; restructuring and other charges, including executive retention and severance and acquisition-related costs; costs related to production facility modernization efforts; loss on debt extinguishment; foreign currency gain or loss; and other items that are unusual in nature, infrequently occurring or not considered part of our core operations, as set forth in the reconciliation in Exhibit E. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, unusual or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations; or (g) the impact of any discontinued operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-operating, unusual or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses represent the reduction of cash that could be used for other purposes. Adjusted EBITDA margin as shown in Exhibit E is computed as Adjusted EBITDA divided by total net sales.

We define LTM Adjusted EBITDA as Adjusted EBITDA (defined previously) for the last twelve months. LTM Adjusted EBITDA is used in the computation of Net Leverage Ratio, and is reconciled in Exhibit E.

Free Cash Flow

We define Free Cash Flow as cash flow provided by (used in) operating activities less capital expenditures. We use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to make principal payments on outstanding debt and financing lease liabilities. Free Cash Flow should not be considered in isolation, or as a substitute for, cash (used in) provided by operating activities or any other measures of liquidity derived in accordance with GAAP.

Financial Expectations for 2025

We have provided Adjusted EBITDA expectations for 2025 on a non-GAAP basis because certain reconciling items are dependent on future events that either cannot be controlled or cannot be reliably predicted because they are not part of the Company’s routine activities, any of which could be significant.

Net Leverage Ratio

Management and various investors use the ratio of debt principal outstanding, plus finance lease obligations, less cash, divided by LTM Adjusted EBITDA, or “Net Leverage Ratio”, as a measure of our financial strength when making key investment decisions and evaluating us against peers.

About CPI Card Group Inc.

CPI Card Group is a payments technology company providing a comprehensive range of payment cards and related digital solutions. With a focus on building personal relationships and earning trust, we help our customers navigate the constantly evolving world of payments, while delivering innovative solutions that spark connections and support their brands. We serve clients across industry, size, and scale through our team of experienced, dedicated employees and our network of high-security production and card services facilities, all located in the United States. CPI is committed to exceeding our customers’ expectations, transforming our industry, and enhancing the way people pay every day. Learn more at www.cpicardgroup.com.

Forward-Looking Statements

Certain statements and information in this release (as well as information included in other written or oral statements we make from time to time) may contain or constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “estimate,” “project,” “expect,” “anticipate,” “affirm,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “continue,” “committed,” “attempt,” “aim,” “target,” “objective,” “guides,” “seek,” “focus,” “provides guidance,” “provides outlook” or other similar expressions are intended to identify forward-looking statements, which are not historical in nature. These forward-looking statements, including statements about our strategic initiatives and market opportunities, are based on our current expectations and beliefs concerning future developments and their potential effect on us and other information currently available. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important risks and uncertainties that could cause actual results or other events to differ materially from those contemplated.

These risks and uncertainties include, but are not limited to: (i) risks relating to our business and industry, such as a deterioration in general economic conditions, including due to inflationary conditions, resulting in reduced consumer confidence and business spending, and a decline in consumer credit worthiness impacting demand for our products; the unpredictability of our operating results, including an inability to anticipate changes in customer inventory management practices and its impact on our business; our failure to retain our existing key customers or identify and attract new customers; the highly competitive, saturated and consolidated nature of our marketplace; our inability to develop, introduce and commercialize new products and services, including due to our inability to undertake research and development activities; new and developing technologies that make our existing technology solutions and products obsolete or less relevant or our failure to introduce new products and services in a timely manner or at all; system security risks, data protection breaches and cyber-attacks; the usage, or lack thereof, of artificial intelligence technologies; disruptions, delays or other failures in our supply chain, including as a result of inflationary pressures, single-source suppliers, failure or inability of suppliers to comply with our code of conduct or contractual requirements, trade restrictions, tariffs, foreign conflicts or political unrest in countries in which our suppliers operate, and our inability to pass related costs on to our customers or difficulty meeting customers’ delivery expectations due to extended lead times; changes in U.S. trade policy and the impact of tariffs on our business and results of operations; interruptions in our operations, including our information technology systems, or in the operations of the third parties that operate computing infrastructure on which we rely; defects in our software and computing systems; disruptions in production at one or more of our facilities due to weather conditions, climate change, political instability, or social unrest; problems in production quality, materials and process and costs relating to product defects and any related product liability and/or warranty claims and damage to our reputation; our inability to recruit, retain and develop qualified personnel, including key personnel, and implement effective succession processes; our substantial indebtedness, including the restrictive terms of our indebtedness and covenants of future agreements governing indebtedness and the resulting restraints on our ability to pursue our business strategies; our inability to make debt service payments or refinance such indebtedness; our inability to successfully execute on acquisitions, including the acquisition of Arroweye, or divestitures or strategic relationships; our status as an accelerated filer and complying with the Sarbanes-Oxley Act of 2002 and the costs associated with such compliance and implementation of procedures thereunder; our failure to maintain effective internal control over financial reporting and risks relating to investor confidence in our financial reporting; environmental, social and governance (“ESG”) preferences and demands of various stakeholders and the related impact on our ability to access capital, produce our products in conformity with stakeholder preferences, comply with stakeholder demands and comply with any related legal or regulatory requirements or restrictions; negative perceptions of our products due to the impact of our products and production processes on the environment and other ESG-related risks; damage to our reputation or brand image; the effects of climate change on our business; our inability to adequately protect our trade secrets and intellectual property rights from misappropriation, infringement claims brought against us and risks related to open source software; our inability to renew licenses with key technology licensors; our limited ability to raise capital, which may lead to delays in innovation or the abandonment of our strategic initiatives; costs and impacts related to additional tax collection efforts by states, unclaimed property laws, or future increases in U.S. federal or state income taxes, resulting in additional expenses which we may be unable to pass along to our customers; our inability to realize the full value of our long-lived assets; costs and potential liabilities associated with compliance or failure to comply with laws and regulations, customer contractual requirements and evolving industry standards regarding consumer privacy and data use and security; our failure to operate our business in accordance with the Payment Card Industry Security Standards Council security standards or other industry standards; the effects of trade restrictions, delays or interruptions in our ability to source raw materials and components used in our products from foreign countries; the effects ongoing foreign conflicts on the global economy; adverse conditions in the banking system and financial markets, including the failure of banks and financial institutions; our failure to comply with environmental, health and safety laws and regulations that apply to our products and the raw materials we use in our production processes; (ii) risks relating to ownership of our common stock, such as those associated with concentrated ownership of our stock by our significant stockholders and potential conflicts of interests with other stockholders; the impact of concentrated ownership of our common stock and the sale or perceived sale of a substantial amount of common stock on the trading volume and market price of our common stock; potential conflicts of interest that may arise due to our board of directors being comprised in part of directors who are principals of or were nominated by our significant stockholders; the influence of securities analysts over the trading market for and price of our common stock, particularly due to the lack of substantial research coverage of our common stock; the impact of stockholder activism or securities litigation on the trading price and volatility of our common stock; certain provisions of our organizational documents and other contractual provisions that may delay or prevent a change in control and make it difficult for stockholders other than our significant stockholders to change the composition of our board of directors; and (iii) general risks, such as relating to our ability to comply with a wide variety of complex evolving laws and regulations and the exposure to liability for any failure to comply; the effect of legal and regulatory proceedings and the adequacy of our insurance policies; and other risks that are described in Part I, Item 1A, Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 4, 2025, in Part II, Item 1A, Risk Factors of our Quarterly Report on Form 10-Q and our other reports filed from time to time with the Securities and Exchange Commission (the “SEC”).

We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. These statements are based on assumptions that may not be realized and involve risks and uncertainties that could cause actual results or other events to differ materially from the expectations and beliefs contained herein. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

####

For more information:

CPI encourages investors to use its investor relations website as a way of easily finding information about the Company. CPI promptly makes available on this website the reports that the Company files or furnishes with the SEC, corporate governance information and press releases.

CPI Card Group Inc. Investor Relations:

(877) 369-9016

InvestorRelations@cpicardgroup.com

CPI Card Group Inc. Media Relations:

Media@cpicardgroup.com

CPI Card Group Inc. Earnings Release Supplemental Financial Information

Exhibit A	Condensed Consolidated Statements of Operations and Comprehensive Income - Unaudited for the three months ended March 31, 2025 and 2024

Exhibit B	Condensed Consolidated Balance Sheets – Unaudited as of March 31, 2025 and December 31, 2024

Exhibit C	Condensed Consolidated Statements of Cash Flows – Unaudited for the three months ended March 31, 2025 and 2024

Exhibit D	Segment Summary Information – Unaudited for the three months ended March 31, 2025 and 2024

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations – Unaudited for the three months ended March 31, 2025 and 2024

EXHIBIT A
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Net sales:
Products	$69,175	$58,158
Services	53,586	53,778
Total net sales	122,761	111,936
Cost of sales:
Products (exclusive of depreciation and amortization shown below)	46,285	37,802
Services (exclusive of depreciation and amortization shown below)	32,630	29,929
Depreciation and amortization	3,150	2,687
Total cost of sales	82,065	70,418
Gross profit	40,696	41,518
Operating expenses:
Selling, general and administrative (exclusive of depreciation and amortization shown below)	25,495	26,043
Depreciation and amortization	1,097	1,330
Total operating expenses	26,592	27,373
Income from operations	14,104	14,145
Other expense, net:
Interest, net	(7,685)	(6,425)
Other income (expense), net	18	(65)
Total other expense, net	(7,667)	(6,490)
Income before income taxes	6,437	7,655
Income tax expense	(1,663)	(2,200)
Net income	$4,774	$5,455

Basic and diluted earnings per share:
Basic earnings per share	$0.42	$0.48
Diluted earnings per share	$0.40	$0.46

Basic weighted-average shares outstanding	11,245,844	11,266,699
Diluted weighted-average shares outstanding	12,008,523	11,769,364

Comprehensive income:
Net income	$4,774	$5,455
Total comprehensive income	$4,774	$5,455

		EXHIBIT B
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(Unaudited)

	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$31,520	$33,544
Accounts receivable, net	75,493	85,491
Inventories, net	75,251	72,660
Prepaid expenses and other current assets	10,345	11,347
Total current assets	192,609	203,042
Plant, equipment, leasehold improvements and operating lease right-of-use assets, net	80,272	68,648
Intangible assets, net	9,632	10,492
Goodwill	47,150	47,150
Other assets	22,250	20,325
Total assets	$351,913	$349,657
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$22,056	$16,123
Accrued expenses	41,597	57,979
Deferred revenue and customer deposits	1,554	1,485
Total current liabilities	65,207	75,587
Long-term debt	280,658	280,405
Deferred income taxes	3,136	3,318
Other long-term liabilities	32,629	25,968
Total liabilities	381,630	385,278

Commitments and contingencies

Stockholders’ deficit:
Series A Preferred Stock; $0.001 par value—100,000 shares authorized; 0 shares issued and outstanding at March 31, 2025 and December 31, 2024	—	—
Common stock; $0.001 par value—100,000,000 shares authorized; 11,281,489 and 11,240,507 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	11	11
Capital deficit	(104,299)	(105,429)
Accumulated earnings	74,571	69,797
Total stockholders’ deficit	(29,717)	(35,621)
Total liabilities and stockholders’ deficit	$351,913	$349,657

		EXHIBIT C
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Operating activities
Net income	$4,774	$5,455
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	3,387	3,049
Amortization expense	860	968
Stock-based compensation expense	1,671	3,060
Amortization of debt issuance costs	329	459
Deferred income taxes and other, net	(314)	(174)
Changes in operating assets and liabilities:
Accounts receivable, net	9,998	5,171
Inventories	(2,460)	(12,984)
Prepaid expenses and other assets	(1,348)	(17,610)
Income taxes, net	444	728
Accounts payable	5,120	10,681
Accrued expenses and other liabilities	(16,937)	9,730
Deferred revenue and customer deposits	69	332
Cash provided by operating activities	5,593	8,865
Investing activities
Capital expenditures for plant, equipment and leasehold improvements, net	(5,301)	(1,506)
Other	50	—
Cash used in investing activities	(5,251)	(1,506)
Financing activities
Payments on finance leases and other obligations	(1,825)	(1,269)
Common stock repurchased	—	(1,250)
Taxes withheld and paid on stock-based compensation awards	(541)	(109)
Cash used in financing activities	(2,366)	(2,628)
Net (decrease) increase in cash and cash equivalents	(2,024)	4,731
Cash and cash equivalents, beginning of period	33,544	12,413
Cash and cash equivalents, end of period	$31,520	$17,144
Supplemental disclosures of cash flow information
Cash paid (refunded) during the period for:
Interest	$14,998	$11,903
Income taxes paid	$2	$16
Income taxes refunded	$—	$(163)
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$7,382	$—
Financing leases	$1,888	$—
Accounts payable and accrued expenses for capital expenditures for plant, equipment and leasehold improvements	$1,654	$263
Unsettled share repurchases included in accrued expenses	$—	$4,404

EXHIBIT D
CPI Card Group Inc. and Subsidiaries
Segment Summary Information
For the Three Months Ended March 31, 2025 and 2024
(dollars in thousands)
(Unaudited)

Net Sales
	Three Months Ended March 31,
	2025	2024	$ Change	% Change
Net sales by segment:
Debit and Credit	$96,520	$87,973	$8,547	9.7%
Prepaid Debit	26,713	24,198	2,515	10.4%
Eliminations	(472)	(235)	(237)	* %
Total	$122,761	$111,936	$10,825	9.7%
* Calculation not meaningful

Gross Profit
	Three Months Ended March 31,
	2025	% of Net Sales	2024	% of Net Sales	$ Change	% Change
Gross profit by segment:
Debit and Credit	$31,254	32.4%	$31,495	35.8%	$(241)	(0.8)%
Prepaid Debit	9,442	35.3%	10,023	41.4%	(581)	(5.8)%
Total	$40,696	33.2%	$41,518	37.1%	$(822)	(2.0)%

Income from Operations
	Three Months Ended March 31,
	2025	% of Net Sales	2024	% of Net Sales	$ Change	% Change
Income (loss) from operations by segment:
Debit and Credit	$21,703	22.5%	$22,754	25.9%	$(1,051)	(4.6)%
Prepaid Debit	7,999	29.9%	8,745	36.1%	(746)	(8.5)%
Other	(15,598)	* %	(17,354)	* %	1,756	10.1%
Total	$14,104	11.5%	$14,145	12.6%	$(41)	(0.3)%

EBITDA
	Three Months Ended March 31,
	2025	% of Net Sales	2024	% of Net Sales	$ Change	% Change
EBITDA by segment:
Debit and Credit	$23,967	24.8%	$24,842	28.2%	$(875)	(3.5)%
Prepaid Debit	9,121	34.1%	9,615	39.7%	(494)	(5.1)%
Other	(14,719)	* %	(16,360)	* %	1,641	10.0%
Total	$18,369	15.0%	$18,097	16.2%	$272	1.5%

Reconciliation of Income (Loss) from
Operations by Segment to EBITDA by Segment

	Three Months Ended March 31, 2025
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$21,703	$7,999	$(15,598)	$14,104
Depreciation and amortization	2,271	1,116	860	4,247
Other income (expenses)	(7)	6	19	18
EBITDA	$23,967	$9,121	$(14,719)	$18,369

	Three Months Ended March 31, 2024
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$22,754	$8,745	$(17,354)	$14,145
Depreciation and amortization	2,150	871	996	4,017
Other income (expenses)	(62)	(1)	(2)	(65)
EBITDA	$24,842	$9,615	$(16,360)	$18,097

EXHIBIT E

CPI Card Group Inc. and Subsidiaries
Supplemental GAAP to Non-GAAP Reconciliation
(dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
EBITDA and Adjusted EBITDA:
Net income	$4,774	$5,455
Interest, net	7,685	6,425
Income tax expense	1,663	2,200
Depreciation and amortization	4,247	4,017
EBITDA	$18,369	$18,097

Adjustments to EBITDA:
Stock-based compensation expense	$1,671	$3,060
Restructuring and other charges (1)	1,122	1,819
Subtotal of adjustments to EBITDA	$2,793	$4,879
Adjusted EBITDA	$21,162	$22,976
Net income margin (% of Net sales)	3.9%	4.9%
Net income growth (% Change 2025 vs. 2024)	(12.5)%
Adjusted EBITDA margin (% of Net sales)	17.2%	20.5%
Adjusted EBITDA growth (% Change 2025 vs. 2024)	(7.9)%

	Three Months Ended March 31,
	2025	2024
Free Cash Flow:
Cash provided by operating activities	$5,593	$8,865
Capital expenditures for plant, equipment and leasehold improvements, net	(5,301)	(1,506)
Free Cash Flow	$292	$7,359

(1)	Balance includes expenses related to executive retention and severance, acquisition-related costs and production facility modernization efforts.

	Last Twelve Months Ended
	March 31,	December 31,
	2025	2024
Reconciliation of net income to LTM EBITDA and Adjusted EBITDA:
Net income	$18,840	$19,521
Interest, net (1)	35,347	34,087
Income tax expense	4,969	5,506
Depreciation and amortization	16,650	16,420
EBITDA	$75,806	$75,534

Adjustments to EBITDA:
Stock-based compensation expense	$7,156	$8,545
Restructuring and other charges (2)	4,113	4,810
Loss on debt extinguishment (3)	2,987	2,987
Subtotal of adjustments to EBITDA	$14,256	$16,342
LTM Adjusted EBITDA	$90,062	$91,876

	As of
	March 31,	December 31,
	2025	2024
Calculation of Net Leverage Ratio:
Senior Notes	$285,000	$285,000
Finance lease obligations	23,165	22,801
Total debt	308,165	307,801
Less: Cash and cash equivalents	(31,520)	(33,544)
Total net debt (a)	$276,645	$274,257
LTM Adjusted EBITDA (b)	$90,062	$91,876
Net Leverage Ratio (a)/(b)	3.1	3.0

(1)	Each period presented includes the payment of an early redemption premium of $5.8 million related to the redemption of the 8.625% Senior Secured Notes due 2026 that occurred in July 2024.
(2)

Balance includes executive retention and severance costs, acquisition-related expenses, and expenses related to production facility modernization efforts, as well as expenses paid by the Company on behalf of the significant stockholders that entered into an underwriting agreement for the sale of an aggregate of 1,380,000 shares of CPI common stock to the public.

(3)

In July 2024, the Company redeemed the entire principal balance of $267.9 million of the 8.625% Senior Secured Notes due 2026 and also repaid in full and terminated a prior Credit Agreement with Wells Fargo Bank, N.A. entered into in March 2021, and expensed the remaining unamortized deferred financing costs. Additionally, in 2023 the Company redeemed a portion of the 8.625% Senior Secured Notes due 2026 and expensed the associated portion of the unamortized deferred financing costs.